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PUBLICIS GROUPE S.A.

~~AND~~

~~SAATCHI & SAATCHI plc~~

AND

THE BANK OF NEW YORK

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY ~~RECEIPTS~~SHARES

~~Amended and Restated~~ Deposit Agreement

Dated as of December 10, 1997

As Amended and Restated as of September 11, 2000

As Further Amended and Restated as of _______________, 2007

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~~AMENDED AND RESTATED~~ DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of December 10, 1997, amended and restated as of September 11, ~~2000 among Saatchi & Saatchi plc, a public limited company organized under the laws of England, Publicis Groupe~~2000, as further amended and restated as of __________________, 2007 among PUBLICIS GROUPE S.A., a société anonyme incorporated under the laws of The Republic of France (herein called the "Company"), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners and holders from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H :

WHEREAS, Saatchi & Saatchi plc ~~and The Bank of New York are parties to~~(as predecessor in interest to the Issuer) and the Depositary entered into a deposit agreement dated as of December 10, ~~1997 (the "Original Deposit Agreement"),~~1997, among Saatchi & Saatchi plc, ~~The Bank of New York, as Depositary,~~the Depositary and holders from time to time of American ~~depositary receipts~~Depositary Receipts issued thereunder; and

WHEREAS, in connection with a merger of Saatchi & Saatchi plc and ~~Publicis Groupe S.A., by means of a Scheme of Arrangement under Section 425 of the Companies Act 1985 (the "Scheme of Arrangement") pursuant to which each ordinary share of Saatchi & Saatchi plc has been cancelled, and each former shareholder of Saatchi & Saatchi plc is entitled to receive 18.252 ordinary shares of Publicis Groupe S.A. and Publicis CVRs for every 100 ordinary shares of Saatchi & Saatchi plc previously owned, and each former American depositary receipt holder of Saatchi & Saatchi plc is entitled to receive 18.252 American Depositary Shares of Publicis Groupe S.A. and American depositary receipts for Publicis CVRs for each 20 American depositary shares of Saatchi & Saatchi plc previously owned, Saatchi & Saatchi and Publicis Groupe S.A. now desire to amend and restate~~the Issuer, Saatchi & Saatchi plc, the Issuer, the Depositary, and holders from time to time of American Depositary Receipts issued thereunder entered into an amended and restated deposit agreement dated as of September 11, 2000, which, among other things, removed Saatchi & Saatchi plc as a party to the deposit agreement (the "Publicis Deposit Agreement"); and

WHEREAS, the Issuer and the Depositary now wish to further amend the ~~Original~~Publicis Deposit Agreement to, among other things, provide for the creation of uncertificated American Depositary Shares; and

WHEREAS, the Issuer desires to provide, as hereinafter set forth in this ~~amended and restated~~ Deposit Agreement ~~(the "Deposit Agreement")~~, for the deposit of Shares (as hereinafter defined) of ~~Publicis Groupe S.A.~~the Issuer from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited ~~(subject to the terms and conditions of this Deposit Agreement)~~, in specified circumstances, and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares;

~~WHEREAS, Saatchi & Saatchi plc wishes no longer to remain a party to this Deposit Agreement;~~

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto ~~that, pursuant to Section 6.1 of the Original Deposit Agreement, the Original Deposit Agreement shall be amended and restated in its entirety~~ as follows:

ARTICLE 1.

DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1

American Depositary Share.

The term "American Depositary ~~Share~~Shares" shall mean the  ~~security entitling the Owner thereof to an undivided interest in~~ securities created under this Deposit Agreement representing rights with respect to the Deposited Securities ~~and~~. American Depositary Shares may be certificated securities evidenced by ~~the~~ Receipts ~~issued hereunder~~or uncertificated securities.  Each American Depositary Share shall ~~entitle the Owner thereof to receive one (1) Share~~represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall ~~entitle the Owner thereof to receive~~evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.3

Custodian.

The term "Custodian" shall mean, as of the date hereof, the designated Paris office of ~~Credit Lyonnais~~CACEIS Bank, as agent of the Depositary for the purposes of this Deposit Agreement, and, subject to the last paragraph of Section 5.5, any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and the terms "Custodian(s)" and "Custodian" shall also mean all of them, collectively.

SECTION 1.4

Deposit Agreement.

The term "Deposit Agreement" shall mean this amended and restated Deposit Agreement and Exhibit A hereto, as the same may be amended from time to time in accordance with the provisions hereof and all instruments supplemental thereto.

SECTION 1.5

Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York, a New York banking corporation and any successor as depositary hereunder.  The term "Corporate Trust Office," when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York, 10286.

SECTION 1.6

Deposited Securities.

The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.

SECTION 1.7

Dollars; ~~Francs~~Euro.

The term "Dollars" shall mean United States dollars.  The term "~~Francs" or "FF~~Euro" shall mean ~~French francs~~the common currency of the participating member countries in the European Monetary Union.

SECTION 1.8

Foreign Registrar.

The term "Foreign Registrar" shall mean the accredited financial intermediary in France appointed as agent of the Issuer for the transfer and registration of Shares or any successor as registrar for the Shares.

SECTION 1.9

Issuer.

The term "Issuer" shall mean Publicis Groupe S.A., a société anonyme incorporated under the laws of The Republic of France, and its successors.

SECTION 1.10

Owner.

The term ~~"~~“Owner~~"~~” shall mean the person in whose name ~~a Receipt is~~American Depositary Shares are registered on the books of the Depositary maintained for such purpose.

SECTION 1.11

~~Receipt.~~Receipts.

The term "~~Receipt~~Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

SECTION 1.12

Registrar.

The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided and shall include any co-registrar appointed by the Depositary, upon request or with the approval of the Issuer.

SECTION 1.13

Restricted Securities.

The term "Restricted Securities" shall mean Shares, or Receipts entitling the Owner thereof to receive such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which are subject to other restrictions on sale or deposit under the laws of the United States or The Republic of France, or under a shareholder agreement or the statuts of the Issuer.

SECTION 1.14

Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.15

Shares.

The term "Shares" shall mean ~~common~~the ordinary shares, ~~par~~nominal value ~~FRF 2.5 each~~e0.40 per share, of the Issuer in registered or bearer form.  References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance.  Shares shall be either (i) in bearer form (titres au porteur, i.e., shares registered in a share account maintained by an accredited financial intermediary on behalf of such holder, including the Custodian) or (ii) in administered registered form (titres nominatifs administrés, i.e. shares which are registered in the Issuer's shareholders' accounts and which are managed by the Custodian, an accredited financial intermediary, acting as agent on behalf of such owner), as permitted by French law from time to time, heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Issuer, the term "Shares" shall thereafter also mean the successor securities resulting form such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.1

Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement or the Issuer's statuts as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or market upon which American Depositary Shares may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2

Deposit of Shares.

All American Depositary Shares will represent Shares in bearer form unless the Owner notifies the Depositary that it requests Shares in registered form.

Subject to the terms and conditions of this Deposit Agreement, Shares, or evidence of rights to receive Shares to the extent permitted by Section 2.9 hereof, may be deposited by any person (including by electronic transfer thereof) by inscription of ownership of such Shares in the name of the Depositary in an account maintained by the Foreign Registrar and in an account maintained by the Custodian as agent on behalf of the Depositary or Owner, pursuant to appropriate instructions for  transfer in a form satisfactory to the Issuer or the Foreign Registrar or the Custodian, as the case may be, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares so deposited.  The Custodian will, upon request by the Depositary, issue or cause to be issued written confirmations as to holdings of Shares, it being agreed and understood that such confirmations do not constitute documents of title.  No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in The Republic of France, if any, which is then performing the function of the regulation of currency exchange or which has jurisdiction over foreign investment or regulates foreign ownership of French companies.

If required by the Depositary, Shares presented for deposit at any time, whether or not the shareholders' accounts of the Issuer or the Foreign Registrar are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary or the Custodian with respect to such Shares of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

As long as the Depositary holds any Shares pursuant to this Deposit Agreement, the Depositary shall ensure that at least one Share is owned in the name of the Depositary and one Share is owned in the name of the Custodian, each in registered form.  All other Shares may be held either in registered or in bearer form as permitted by the laws of The Republic of France and the statuts of the Issuer from time to time.

SECTION 2.3

Execution and Delivery of Receipts.

Upon receipt by the Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if the shareholders' accounts of the Issuer or the Foreign Registrar or the transfer books of the Custodian, if applicable, are open), the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Issuer, or the Foreign Registrar or the Custodian, as applicable, that any Deposited Securities have been recorded upon the books of the Issuer or the Foreign Registrar or the Custodian, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.4

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books promptly, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary shall ensure that it has on hand at all times a sufficient supply of Receipts to meet the demands for transfer.

The Depositary may appoint one or more co-transfer agents approved by the Issuer for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts  and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5

Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities which correspond to the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Issuer's statuts and the Deposited Securities, the Owner of such Receipt shall be entitled to the transfer of the Deposited Securities to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the ~~Company~~Issuer or the Foreign Registrar in the case of Shares in registered form, or maintained by the Custodian, as an accredited financial intermediary, acting as agent on behalf of and in the name of such Owner or such name as shall be designated by such Owner in the case of Shares in bearer form, of the amount of the Deposited Securities at the time corresponding to such Receipt.  Such transfer shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be transferred to an account registered in the Issuer's shareholders' accounts and which is managed by the Custodian, as an accredited financial intermediary, acting as agent on behalf of and in the name of such Owner or such name as shall be designated by such Owner.  Thereupon, the Depositary shall, in its discretion, effect the transfer of, or direct one (or more) of the Custodians, subject to Sections 2.6, 3.1 and 3.2, and to the other terms and conditions of this Deposit Agreement and the Issuer's statuts, to effect the transfer of the amount of Deposited Securities which such Receipt entitles the Owner to receive, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities which such Receipt entitles the Owner to receive, or of any proceeds of sale of any dividends or distributions which may at the time be held by the Depositary.

In the event any delivery of Deposited Securities under this Section 2.5 would otherwise require delivery of fractional Deposited Securities, the Depositary may sell the amount of Deposited Securities corresponding to the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1.

SECTION 2.6

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, registration of or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or the statuts of the Issuer or for any other reason, subject to the provisions of the following sentence.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except as permitted in General Instruction I(A)(1) to Form F-6 (as may be amended from time to time) under the Securities Act of 1933, which currently permits suspension only in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer (or the appointed agent for the Issuer for the registration of transfer of such Shares) or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.  The Depositary shall comply with written instructions from the Issuer requesting that the Depositary not accept for deposit hereunder any Shares or rights reasonably identified in such instructions in order to facilitate the Issuer's compliance with U.S. securities laws or the laws of any state of the United States or the laws of The Republic of France.

SECTION 2.7

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary and may not be reissued.  The Depositary is authorized to destroy Receipts so cancelled.

SECTION 2.9

Pre-Release of Receipts.

In its capacity as Depositary, the Depositary shall not deliver Shares prior to the receipt and cancellation of American Depositary Shares, provided, however, that, notwithstanding Section 2.3 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 ("Pre-Release").  The Depositary may, pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10

Uncertificated American Depositary Shares; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)

American Depositary Shares may be (i) certificated securities evidenced by Receipts or (ii) uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant that is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) of this clause (f) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

SECTION 3.1

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner ~~of a Receipt~~ may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable French or other taxes or governmental charges or legal or beneficial ownership or such information relating to the registration of the Shares on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or the Issuer may reasonably require upon written request to the Depositary or the Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made pertaining to the Receipt.

SECTION 3.2

Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities which any Receipt entitles the Owner to receive, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities corresponding to American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities corresponding to the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.3

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts in respect thereof.

SECTION 3.4

Information Requests.

The Issuer may from time to time request Owners of ~~Receipts~~American Depositary Shares to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts as to the nature of such interest and various other matters.  The Depositary agrees to use reasonable efforts to comply with written instructions received from the Issuer requesting that the Depositary forward any such requests to the Owner and to forward to the Issuer any responses to such requests received by the Depositary.

SECTION 3.5

Disclosure of Interest.

Notwithstanding any other provisions of this Deposit Agreement, each Owner and holder of Receipts agrees to comply with the Issuer's statuts, as they may be amended from time to time, and the laws of The Republic of France, if applicable, with respect to any disclosure requirements regarding ownership of Shares, all as if such Receipts were, for this purpose, the Shares corresponding thereto.

In order to facilitate compliance with the notification requirements, an Owner or holder of Receipts may deliver any notification to the Depositary with respect to Shares to which American Depositary Shares evidenced by such Receipts relate, and the Depositary shall, as soon as practicable, forward such notification to the Issuer and, if applicable, the Société des Bourses Françaises or any other authorities in The Republic of France.

The Depositary agrees to furnish to the Issuer upon written request a list of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary maintained for such purpose, in accordance with this paragraph and Section 4.10 hereof.

French law provides that any individual or entity, acting alone or in concert with others, that holds, directly or indirectly, more than 5%, 10%, 20%, 33 1/3%, 50% or 66 2/3% of the Issuer's outstanding shares or voting rights or that increases or decreases its shareholding or voting rights thereof, above or below any of those percentages, must notify the Issuer within 15 calendar days of the date it crosses such thresholds of the number of shares it holds and their voting rights.  Such individual or entity must also notify the Conseil des Marchés Financiers, the self-regulatory organization that has general regulatory authority over the French stock exchanges and whose members include representatives of French stockbrokers, by registered letter (with return receipt) within five trading days of crossing such threshold.  Any shareholder who fails to comply with these requirements may have all or part of its voting rights suspended for up to five (5) years by the commercial court at the request of the Issuer's Chairman, any of the Issuer’s shareholders or French regulatory authorities.

In addition, the Issuer's by-laws provide that every person who, acting alone or in concert with others, holds or comes into possession of shares representing 1%, or any multiple of 1%, of the Issuer’s share capital or voting rights, or whose holding falls below any such threshold, is required to notify the Issuer of such fact by registered letter (with return receipt) within 15 days of crossing such threshold. Failure to comply with such notification provisions will result in the suspension, for a minimum of two years and up to a maximum of five years, of the voting rights attached to the shares exceeding the threshold of which notice should have been given.  This penalty will be applied only pursuant to a request, recorded in the minutes of the shareholder’s meeting, by one or more shareholders holding shares representing at least 1% of the Issuer's share capital.

ARTICLE 4.

THE DEPOSITED SECURITIES.

SECTION 4.1

Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.9 hereof, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares corresponding to such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer, the Custodian or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares corresponding to such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any fractional amounts shall be rounded to the nearest whole cent and distributed to Owners entitled thereto.  The Issuer will remit to the appropriate governmental authority or agency in The Republic of France all amounts withheld and owing to such authority or agency.  The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental authorities or agencies, and the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of ~~Receipts~~American Depositary Shares.

SECTION 4.2

Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.9, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares corresponding to such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private  sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

SECTION 4.3

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares corresponding to such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares corresponding to the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees of the Depositary as provided in Section 5.9.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares corresponding to the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also entitle the Owner thereof to receive the additional Shares distributed upon the Deposited Securities corresponding thereto.

SECTION 4.4

Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended, if required, in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it shall, if possible, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act.  If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.5

Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.6

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

SECTION 4.7

Voting of Shares.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Owners (a) a summary in English of the notice of such meeting sent by the Issuer to the Depositary pursuant to Section 5.6, (b) a statement that the Owners and holders of Receipts as of the close of business on a record date established by the Depositary pursuant to Section 4.6 herein will be entitled, subject to any applicable provisions of French  law, the statutes of the Issuer and the Deposited Securities (including any applicable provisions relating to double voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Owner’s American Depositary Shares) to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, (c) summaries in English of any materials or other documents provided by the Issuer for the purpose of enabling such owner to exercise such voting rights and (d) a statement as to the manner in which such instructions may be given to the Depositary, including a statement as to the manner in which Shares with respect to which the Depositary does not receive properly completed voting instructions or receives a blank proxy will be voted, and setting forth the date established by the Depositary for the receipt of such instructions (the "Receipt Date").

In accordance with French Company law and the statutes of the ~~Company~~Issuer, Shares that have been registered in the name of the same holder for at least two consecutive years will be entitled to double voting rights. Similarly, American Depositary Shares ~~the Receipts in respect of which~~that have been held by the same ~~[~~Owner~~]~~ for two consecutive years or more, and that have been held in registered form for two years or more will be entitled to double voting rights.  No other American Depositary Shares will be entitled to double voting rights.  Therefore, in order to be eligible for double voting rights, each Owner must (i) request that the Depositary hold Shares in registered form as provided in Section 2.2 and (ii) hold Receipts in registered form (i.e., registered in the name of such holder in the books of the Depositary).

Upon receipt by the Depositary of properly completed voting instructions, on or before the Receipt Date, the Depositary shall either, in its discretion, vote such Deposited Securities in accordance with such instructions or forward such instructions to the Custodian, and the Custodian shall endeavor, insofar as practicable and permitted under any applicable provisions of French law, the statutes of the Issuer and the Deposited Securities, to vote or cause to be voted the Deposited Securities in accordance with any nondiscretionary instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions or in accordance with the statement under (d) above as to the manner in which Shares with respect to which the Depositary does not receive properly completed voting instructions or receives a blank proxy will be voted.

The Depositary will take no action to impair the ability of the Custodian to vote the number of Shares (including the Shares held by the Depositary in registered form which may be entitled to double voting rights) necessary to carry out the instructions of all Owners under this Section 4.7.

SECTION 4.8

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may with the Issuer's approval, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

If such exchange would result in the issuance of new Receipts representing in whole or in part fractions of American Depositary Shares, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions at a public or private sale, at such place or places and upon such terms as it may deem proper.  The Depositary shall allocate the net proceeds of such sale to the accounts of the Owners otherwise entitled to such fractions and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1.

SECTION 4.9

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also send to the Owners copies of such reports when furnished by the Issuer pursuant to Section 5.6.  Any such reports and communications, including any such proxy solicitation material furnished to the Depositary by the Issuer, will be furnished in French, unless the Issuer determines in its discretion to furnish such materials or any of them in English or unless such materials are required to be furnished in English as provided in Section 5.6.

SECTION 4.10

Lists of Owners.

Promptly upon request by the Issuer, the Depositary shall, at the expense of the Issuer (unless otherwise agreed to by the Issuer and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11

Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary agrees to use reasonable efforts to follow the procedures established by the French Treasury to enable U.S. resident Beneficial Owners eligible to recover any excess French withholding taxes initially withheld or deducted with respect to dividends and other distributions of the Issuer to such Beneficial Owners, and to receive any payment in respect to the "avoir fiscal" for which such Beneficial Owner may be eligible from the French Treasury.  To effect such recovery and receipt, the Depositary shall provide U.S. resident Owners, and any other holders, upon request, with the appropriate French tax forms and instructions for completing such forms, which shall be provided by the Issuer to the Depositary, and shall advise such U.S. resident Owners to return such forms to it properly completed and executed.  Upon receipt of such forms properly completed and executed by U.S. resident Owners, the Depositary shall promptly cause them to be filed with the appropriate French tax authorities, and upon receipt of any resulting remittance, the Depositary shall distribute to the Owners entitled thereto, as soon as practicable, the proceeds thereof in Dollars in accordance with Section 4.5.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

SECTION 5.1

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Issuer, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Issuer.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or with the approval of Issuer appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Issuer.

The Issuer shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the Receipts, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Issuer may reasonably request.

SECTION 5.2

Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, The Republic of France or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the statuts of the Issuer, or the Deposited Securities or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Issuer nor any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be prevented or forbidden from, or delayed in or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuer nor any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) incur any liability to any Owner or holder of ~~any~~a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may  not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3

Obligations of the Depositary, the Custodian and the Issuer.

The Issuer assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or holders of Receipts, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or holder of any Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Issuer nor any of their directors, employees and agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in their opinions may involve them in expense or liability, unless indemnity satisfactory to them against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Issuer nor any of their directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) shall be liable for any action or nonaction by them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

Each of the Depositary, the Issuer and their respective directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or omission to act is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4

Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary by the Issuer and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by 90 days prior written notice of such removal, effective upon the later to occur of (i) the 90th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5

The Custodians.

The Depositary has appointed the principal Paris office of the Custodian as agent of the Depositary for the purposes of this Deposit Agreement.  The Custodian in acting hereunder shall be subject at all times and in all respects to the directions of  the Depositary and shall be responsible solely to it.  The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice,  appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary the Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  Immediately upon any such change, the Depositary shall give notice thereof in writing to all Owners of ~~Receipts~~American Depositary Shares.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian or as required by the laws of The Republic of France, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6

Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer shall furnish to the Depositary in English annual reports (including audited consolidated financial statements), summaries in English or English versions (except as provided in Section 4.9) of notices of shareholders' meetings and other reports and communications that are made generally available by the Issuer to holders of Deposited Securities.  Unless otherwise instructed in writing by the Issuer, the Depositary will arrange for the mailing of copies of such reports and summaries so furnished to the Depositary to all Owners at the Issuer's expense.  The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, translated into English (except as provided in Section 4.9), as may be requested by the Depositary from time to time in order for the Depositary to effect such mailings.

SECTION 5.7

Distribution of Additional Shares, Rights, etc.

The Issuer agrees that in the event of any issuance or distribution by the Issuer of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, (each a "Distribution") the Issuer will promptly furnish to the Depositary a written opinion from U.S. counsel for the Issuer, which counsel shall be satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto.  If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

The Issuer agrees with the Depositary that neither the Issuer nor any Issuer controlled by, controlling or under common control with the Issuer will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Issuer or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or unless the Issuer shall have delivered to the Depositary a written opinion from United States counsel for the Issuer, which counsel shall be satisfactory to the Depositary, to the effect that registration is not required under the Securities Act of 1933 in connection with the deposit of such Shares or the Depositary’s issuance of Receipts in connection therewith.   Nothing in this Section 5.7 or elsewhere in this Deposit Agreement shall create any obligation on the part of the Issuer or the Depositary to file a registration statement in respect of any such securities or rights.

SECTION 5.8

Indemnification.

The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and the Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

SECTION 5.9

Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3), ~~whichever~~or by Owners, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of ~~Foreign Currency~~foreign currency pursuant to Section ~~4.5~~4.5, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or ~~4.4,~~4.4 and the surrender of Receipts pursuant to Section 2.5 or 6.2, (6) ~~to the extent permitted by any securities exchange on which the American Depositary Shares may be listed for trading,~~ a fee of $.02 or less per American Depositary ~~Shares~~Share (or portion thereof) for any cash distribution made pursuant to ~~this~~the Deposit Agreement, including, but not limited to~~,~~ Sections 4.1 through 4.4 ~~thereof~~hereof, and (7) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause ~~(~~7~~)~~ treating all such securities as if they were Shares)~~,~~ but which securities are instead distributed by the Depositary to Owners.

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

SECTION 5.10

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the  term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

SECTION 5.11

Exclusivity.

The Issuer agrees not to appoint any other depositary for issuance of ~~American Depositary~~ Receipts so long as The Bank of New York is acting as Depositary hereunder.

SECTION 5.12

List of Restricted Securities Owners.

From time to time, the Issuer shall provide to the Depositary a list setting forth, to the actual knowledge of the Issuer, those persons or entities who beneficially own Restricted Securities and the Issuer shall update that list on a regular basis.  The Issuer agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.

AMENDMENT AND TERMINATION.

SECTION 6.1

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or Receipts as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2

Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all ~~Receipts~~American Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all ~~Receipts~~American Depositary Shares then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.  On and after the date of termination, the Owner ~~of a Receipt~~ will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of ~~one year~~90 days from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of ~~Receipts~~American Depositary Shares which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

ARTICLE 7.

MISCELLANEOUS.

SECTION 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner ~~of a Receipt~~ during business hours.

SECTION 7.2

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4

Holders and Owners as Parties; Binding Effect.

The holders and Owners of ~~Receipts~~American Depositary Shares from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5

Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Publicis Groupe S.A., 133, avenue des Champs Elysées, 75008 Paris, France, or any other place to which the Issuer may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for ~~Receipts~~American Depositary Shares of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.7

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

SECTION 7.8

Effective Date.

The effective date of this amended and restated Deposit Agreement shall be ___________, ~~2000~~2007 (the "Effective Date")~~.~~

~~SECTION 7.9~~

~~Saatchi & Saatchi plc.Upon the Effective Date of this amended and restated Deposit Agreement as provided in Section 7.8, Saatchi & Saatchi plc shall cease to be a party to this Deposit Agreement~~.

IN WITNESS WHEREOF, PUBLICIS GROUPE S.A., ~~SAATCHI & SAATCHI plc~~  and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

PUBLICIS GROUPE S.A.

~~By: _______________________~~

       ~~Name:~~

       ~~Title:~~

~~SAATCHI & SAATCHI plc~~

By: _______________________

       Name:

       Title:

THE BANK OF NEW YORK,

    as Depositary

By: _______________________

       Name:

       Title:

TABLE OF CONTENTS

ARTICLE 1.

DEFINITIONS.

2

SECTION 1.1

AMERICAN DEPOSITARY SHARE.

2

SECTION 1.2

COMMISSION.

2

SECTION 1.3

CUSTODIAN.

2

SECTION 1.4

DEPOSIT AGREEMENT.

2

SECTION 1.5

DEPOSITARY; CORPORATE TRUST OFFICE.

2

SECTION 1.6

DEPOSITED SECURITIES.

3

SECTION 1.7

DOLLARS; ~~Francs~~Euro.

3

SECTION 1.8

FOREIGN REGISTRAR.

3

SECTION 1.9

ISSUER.

3

SECTION 1.10

OWNER.

3

SECTION 1.11

~~Receipt~~Receipts.

3

SECTION 1.12

REGISTRAR.

3

SECTION 1.13

RESTRICTED SECURITIES.

4

SECTION 1.14

SECURITIES ACT OF 1933.

4

SECTION 1.15

SHARES.

4

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

5

SECTION 2.1

FORM AND TRANSFERABILITY OF RECEIPTS.

5

SECTION 2.2

DEPOSIT OF SHARES.

5

SECTION 2.3

EXECUTION AND DELIVERY OF RECEIPTS.

6

SECTION 2.4

TRANSFER OF RECEIPTS; COMBINATION AND SPLIT-UP OF RECEIPTS.

7

SECTION 2.5

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

8

SECTION 2.6

LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER AND SURRENDER

OF
 RECEIPTS.

9

SECTION 2.7

LOST RECEIPTS, ETC.

10

SECTION 2.8

CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS.

10

SECTION 2.9

PRE-RELEASE OF RECEIPTS.

10

SECTION 2.10

Uncertificated American Depositary Shares; DTC Direct Registration

System.

11

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

~~11~~12

SECTION 3.1

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

~~11~~12

SECTION 3.2

LIABILITY OF OWNER FOR TAXES.

~~11~~13

SECTION 3.3

WARRANTIES ON DEPOSIT OF SHARES.

~~11~~13

SECTION 3.4

INFORMATION REQUESTS.

~~12~~13

SECTION 3.5

DISCLOSURE OF INTEREST.

~~12~~14

ARTICLE 4.

THE DEPOSITED SECURITIES.

~~13~~15

SECTION 4.1

CASH DISTRIBUTIONS.

~~13~~15

SECTION 4.2

DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS.

~~13~~15

SECTION 4.3

DISTRIBUTIONS IN SHARES.

~~14~~16

SECTION 4.4

RIGHTS.

~~14~~16

SECTION 4.5

CONVERSION OF FOREIGN CURRENCY.

~~16~~18

SECTION 4.6

FIXING OF RECORD DATE.

~~17~~19

SECTION 4.7

VOTING OF SHARES.

~~17~~19

SECTION 4.8

CHANGES AFFECTING DEPOSITED SECURITIES.

~~18~~20

SECTION 4.9

REPORTS.

~~19~~21

SECTION 4.10

LISTS OF OWNERS.

~~19~~21

SECTION 4.11

WITHHOLDING.

~~19~~21

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

~~20~~22

SECTION 5.1

MAINTENANCE OF OFFICE AND TRANSFER BOOKS BY THE DEPOSITARY.

~~20~~22

SECTION 5.2

PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE ISSUER.

~~21~~23

SECTION 5.3

OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIAN AND THE ISSUER.

~~21~~23

SECTION 5.4

RESIGNATION AND REMOVAL OF THE DEPOSITARY.

~~23~~24

SECTION 5.5

THE CUSTODIANS.

~~23~~25

SECTION 5.6

NOTICES AND REPORTS.

~~24~~26

SECTION 5.7

DISTRIBUTION OF ADDITIONAL SHARES, RIGHTS, ETC.

~~24~~26

SECTION 5.8

INDEMNIFICATION.

~~25~~27

SECTION 5.9

CHARGES OF DEPOSITARY.

~~25~~27

SECTION 5.10

RETENTION OF DEPOSITARY DOCUMENTS.

~~26~~28

SECTION 5.11

EXCLUSIVITY.

~~26~~28

SECTION 5.12

LIST OF RESTRICTED SECURITIES OWNERS.

~~27~~28

ARTICLE 6.

AMENDMENT AND TERMINATION.

~~27~~29

SECTION 6.1

AMENDMENT.

~~27~~29

SECTION 6.2

TERMINATION.

~~27~~29

ARTICLE 7.

MISCELLANEOUS.

~~28~~30

SECTION 7.1

COUNTERPARTS.

~~28~~30

SECTION 7.2

NO THIRD PARTY BENEFICIARIES.

~~29~~30

SECTION 7.3

SEVERABILITY.

~~29~~30

SECTION 7.4

HOLDERS AND OWNERS AS PARTIES; BINDING EFFECT.

~~29~~31

SECTION 7.5

NOTICES.

~~29~~31

SECTION 7.6

GOVERNING LAW.

~~30~~31

SECTION 7.7

COMPLIANCE WITH U.S. SECURITIES LAWS.

~~30~~32

SECTION 7.8

EFFECTIVE DATE.

~~30~~32

~~SECTION 7.9~~

~~Saatchi & Saatchi plc.~~

~~30~~